SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 FORM 8-K/A No. 1 to Form 8-K Filed May 20, 1998

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 19, 1998



                             CRESCENT CAPITAL, INC.
             (Exact name of registrant as specified in its charter)



      DELAWARE                     33-39759                      13-3645694
(State of Organization)       (Commission File No.)            (IRS Employer
                                                          Identification Number)



                       6701 Democracy Boulevard, Suite 300
                               Bethesda, MD 20817
                    (Address of principal executive offices)


                                 (301) 530-1708
              (Registrant's telephone number, including area code)

Item 4.  Changes in Registrant's Certifying Accountants

Moore Stephens, P.C. was previously the principal accountant for Crescent Capital, Inc. On May 19, 1998 that firm's appointment as principal accountants was terminated. The decision to terminate was approved by the board of directors. On May 19, 1998, the Company appointed Wayne P. Hickey, CPA to replace Moore Stephens, P.C. as independent auditor for the Company for the fiscal year ended December 31, 1997. The decision to appoint Mr.
Hickey was approved by the board of directors.

In connection with the audits of the two fiscal years ended December 31, 1996, and the subsequent interim period through December 10, 1997, there were no disagreements with Moore Stephens, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject of the disagreement.

The audit reports of Moore Stephens, P.C. on the consolidated financial statements of Crescent Capital, Inc, and subsidiaries as of and for the years ended December 29, 1996 and December 31, 1995, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Moore Stephens, P.C. is attached as Exhibit A.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CRESCENT CAPITAL, INC.


Date:  May 27, 1998                     By: /s/ Colin Halpern
                                        Colin Halpern, President

                                    EXHIBIT A


June 1, 1998



Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We have read the information in item 4 contained in Form 8-K/A No.1 dated May 27, 1998 of Crescent Capital, Inc. and agree with the statements made therein.

Very truly yours,



MOORE STEPHENS, P.C.
Certified Public Accountants.


cc: Mr. Colin Halpern, Crescent Capital, Inc.